Exhibit 10.3

BIG 5 SPORTING GOODS CORPORATION
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (together with the attached grant notice (the "Grant Notice"), (the "Agreement") is made and entered into as of the date of grant set forth on the Grant Notice by and between Big 5 Sporting Goods Corporation, a Delaware corporation (the "Company"), and the individual (the "Grantee") set forth on the Grant Notice.

A.

Pursuant to the Big 5 Sporting Goods Corporation 2019 Equity Incentive Plan (the "Plan"), the Committee has determined that it is to the advantage and best interest of the Company to grant to Grantee the number of Restricted Stock Units (as defined below) of the Company (the "Units") set forth on the Grant Notice, and in all respects subject to the terms, definitions and provisions of this Agreement and the Plan, which is incorporated herein by reference.

B.	Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.Grant and Terms of Units.

1.1Grant of Units.  Pursuant to the Grant Notice, the Company has granted to the Grantee, subject to the terms and conditions set forth in the Plan and this Agreement, the number of Restricted Stock Units set forth on the Grant Notice.  “Restricted Stock Units” shall mean units granted pursuant to Article VIII of the Plan, pursuant to which the Company has agreed to issue shares of Common Stock to Grantee subject to the terms and conditions set forth in the Plan and this Agreement (including the vesting and payment provisions of this Section 1).

1.2Account.  Each Unit and Additional Unit (as defined below) shall be recorded in an account (the “Account”), which shall specify whether such Unit and Additional Unit is vested or nonvested and which shall be maintained on the books and records of the Company.

1.3Cash Dividends.  Whenever any cash dividends are declared on the Common Stock, the Company will credit the Account on the date such dividend is paid with a number of additional Restricted Stock Units (the “Additional Units”) equal to the result of dividing (i) the product of (x) the total number of Units and Additional Units credited to the Account on the record date for such dividend (without taking into consideration the Additional Units credited to the Account as a result of such dividend) and (y) the per share amount of such dividend by (ii) the Fair Market Value of one share of Common Stock on the date such dividend is paid by the Company to the holders of Common Stock.

1.4Vesting.  As of the date of grant set forth in the Grant Notice, all of the Units (including the right to Additional Units in respect thereof) shall be unvested, and shall become vested only in accordance with the schedule set forth in the Grant Notice.  Notwithstanding the foregoing, on the termination of Grantee's continuous status as a Director for any reason, with or without cause, including as a result of death or Disability, the Units shall immediately cease vesting, and all Units remaining unvested as of the date of such termination (and all rights to any Additional Units with respect thereto as described above) shall be immediately forfeited, terminated and cancelled.   In addition, Additional

Units credited to the Account pursuant to Section 1.3, shall vest concurrently with the vesting of Units in respect of which such Additional Units were credited.

1.5Payment of Account.

1.5.1General.  Payment of the Account shall be made in a lump sum to the Grantee (or, in the event of the Grantee’s death, to the Grantee’s beneficiary, as provided in Section 2.2) on the tenth business day of January of the calendar year following the calendar year in which the Grantee’s services as a member of the Board terminates for any reason.  The payment shall be made in shares of Common Stock equal to the number of Restricted Stock Units credited to the Account, provided that any fractional Restricted Stock Units shall be paid in cash based on the Fair Market Value of one share of Common Stock on the payment date.

1.5.2Change in Control.  In the event of a Change in Control, the Account shall be paid to Grantee in a lump sum in cash within five business days after the consummation of the Change in Control, in an amount equal to the result of multiplying (i) the number of Restricted Stock Units credited to the Account on the Change in Control date by (ii) the Fair Market Value of one share of Common Stock on the Change in Control date.  Notwithstanding the foregoing, if the Change in Control involves the disposition or exchange of all of the Common Stock of the Company for cash or securities, the price per share received by the holders of Common Stock shall be substituted for the Fair Market Value on the Change in Control date; if the price is paid other than solely in cash or securities with a readily determinable market value, the Board will have the sole discretion to determine the valuation of any such portion of the price per share and shall make such determination prior to the consummation of such Change in Control.

1.6No Stockholder Rights.  Neither the Grantee nor any other person shall have any rights as a stockholder of the Company with respect to the Units and Additional Units credited to the Account until the shares of Common Stock are issued to the Grantee (or the beneficiary of the Grantee) pursuant to Section 1.5.1.

2.General Restrictions on Transfer of Units.

2.1No Transfers of Unvested Units.  Except as provided below with respect to beneficiaries, in no event shall the Grantee sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of any Units or Additional Units (or any right or interest therein) to any person in any manner whatsoever, whether voluntarily or by operation of law or otherwise.  Any such purported transfer of Units and/or Additional Units shall be null and void and without force or effect.

2.2Beneficiary Designation.  Grantee shall have the right, at any time, to designate any person or persons as his or her beneficiary or beneficiaries to whom payment under the Plan shall be paid in the event of his or her death prior to payment to the Grantee of his or her Account.  Any beneficiary designation may be made or changed by Grantee by a written instrument, in such form as prescribed by the Committee, which is filed with the Company prior to Grantee’s death.  If Grantee fails to designate a beneficiary, or if all designated beneficiaries predecease Grantee, the Account shall be paid to Grantee’s estate.

3.Compliance with Applicable Laws; Section 409A.  No Units will be issued pursuant to this Agreement unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable laws, and all applicable listing requirements of any national securities exchange or other market system on which the Common Stock is then listed. Notwithstanding any provision of this Agreement or the Plan to the contrary, this Agreement will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A.  The Committee, in its sole discretion, shall determine the requirements of Section 409A that are applicable to the Agreement and shall interpret the terms of the Agreement in a manner consistent therewith.  Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including any taxes, penalties or interest imposed under Section 409A.

4.General.

4.1Governing Law.  This Agreement shall be governed by and construed under the laws of the state of Delaware applicable to agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

4.2Notices.  Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties.  Notice shall be effective upon the earlier of receipt or 3 days after the mailing of such notice.

If to the Company:	Big 5 Sporting Goods Corporation 2525 East El Segundo Boulevard El Segundo, CA 90245 Attention: Senior Vice President and General Counsel

If to Grantee, at the address set forth on the Company’s records.

4.3Community Property.  Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to any Units and the parties hereto shall act in all matters as if the Grantee was the sole owner of such Units.  This appointment is coupled with an interest and is irrevocable.

4.4Modifications.  This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

4.5Capitalization Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock as described in Section 10.2 of the Plan, the provisions of such Section shall apply to the Restricted Stock Units credited to the Account.

4.6Additional Documents.  Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

4.7No Third-Party Benefits.  Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

4.8Successors and Assigns.  Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

4.9No Assignment.  Except as otherwise provided in this Agreement, the Grantee may not assign any of his or her rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.  The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

4.10Severability.The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

4.11Equitable Relief.  The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage.  Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies they may have at law or under this Agreement.

4.12Arbitration.

4.12.1General.  Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 4.12 and the then most applicable rules of the American Arbitration Association.  Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.  Such arbitration shall be administered by the American Arbitration Association.  Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature.  Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief.  Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Los Angeles, California.

4.12.2Selection of Arbitrator.  In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from a list of twenty persons (who shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over the City of Los Angeles, California.  If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot.  After each party has used four strikes, the remaining name on the list shall be the arbitrator.  If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

4.12.3Applicability of Arbitration; Remedial Authority.  This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law.  In the event of a dispute subject to this paragraph, the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.  The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute.  The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation.  In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

4.12.4Fees and Costs.  Any filing or administrative fees shall be borne initially by the party requesting arbitration.  The Company shall be responsible for the costs and fees of the arbitration, unless the Grantee wishes to contribute (up to 50%) of the costs and fees of the arbitration.  Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

4.12.5Award Final and Binding; Severability.  The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties.  If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration.  If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

4.13Headings.  The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

4.14Number and Gender.  Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; and (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement.

4.15Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.16Complete Agreement.  The Grant Notice, this Agreement and the Plan constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

BIG 5 SPORTING GOODS CORPORATION

RESTRICTED STOCK UNIT GRANT NOTICE - NON-EMPLOYEE DIRECTOR

(2019 Equity Incentive Plan)

Big 5 Sporting Goods Corporation (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby grants to Grantee the number of restricted stock units of the Company set forth below (the “Units”).  The Units are subject to all of the terms and conditions as set forth in this Grant Notice, the Restricted Stock Unit Agreement (the “Agreement”) which is attached hereto, and the Plan (a copy of which has been provided to the Grantee).  The Agreement and the Plan are deemed to be incorporated herein in their entirety.

Grantee:

Date of Grant:

Number of Restricted Stock Units:

Vesting Schedule:  Subject to the restrictions and limitations of the Agreement and the Plan, the Units shall vest with respect to 100% of the Units subject to this Grant Notice on the vesting date, which shall be the earlier of (a) the date of the Company’s next annual stockholders meeting following the Date of Grant or (b) the one-year anniversary of the Date of Grant.  Additional restricted stock units credited to the Grantee’s account as a result of dividends or other distributions in respect of the Company’s common stock shall vest concurrently with the vesting of Units in respect of which such additional restricted stock units were credited.

Acceleration of Vesting Upon a Change of Control: Upon a Change of Control (as defined in the Plan), all Units (and all additional restricted stock units credited to the Grantee’s account as a result of dividends or other distributions in respect of the Company’s common stock) shall fully vest.

Additional Terms/Acknowledgements:  The undersigned Grantee acknowledges receipt of, and has read and understands and agrees to, this Grant Notice, the Agreement and the Plan.  Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between Grantee and the Company regarding the grant by the Company of the Units referred to in this Grant Notice.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Grant Notice, the Agreement or the Plan.

BIG 5 SPORTING GOODS CORPORATIONGRANTEE

By:

                                      Signature                                      Signature

Title: Date:

Date:

ATTACHMENT:   Restricted Stock Unit Agreement

SPOUSE OF GRANTEE:

Spouse has read and understands this Grant Notice, the Agreement and the Plan and is executing this Grant Notice to evidence Spouse’s consent and agreement to be bound by all of the terms and conditions of this Grant Notice, the Agreement and the Plan (including those relating to the appointment of the Grantee as agent for any interest that Spouse may have in the Units).

Date: ________________________________

        Signature

Grantee Address:

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